Exhibit 23.2

Consent of Hacker, Johnson & Smith PA

Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Form S-3 No. 333-180322, and No. 333-185228 as supplemented from time to time and Form S-8 No. 333-154436 and No. 333-184227) of our report dated March 12, 2014, with respect to the consolidated financial statements of HCI Group, Inc. and subsidiaries included in this report on Form 10-K for the year ended December 31, 2013.

/s/ Hacker, Johnson & Smith PA
HACKER, JOHNSON & SMITH PA
Tampa, Florida
March 12, 2014